EXHIBIT  5.01
Yaakov Neeman*	Nurit Dagan	Yuval Meidar	Lev Zigman	Michal Weisbert
Tuvia Erlich	Yaniv Dinovitch	Aviram Hazak	Noa Landau Bar-Ner	Liraz Cohen
Meir Linzen	Nir Raber	Aya Ben David Ashbel	Uriel Mozes	Aviv Parienty
Alan Sacks	Harriet Finn	Efrat Ben-Eliezer	Tsouriel Picard	Keren Horowitz
Yaacov Brandt	Jay K. Kupietzky	Sagit Avital-Asaf	Tamar Fefer-Solomon	Rafael Herbst
Ehud Sol	Alon Ziv	Rotem Virnik	Elad Wieder	Zvika Friedman
Janet Levy Pahima	Ofir Segev	Robert Wiseman	Ilana Berman-Nir	Hadas Waissler
Amir Seraya	Ran Hai	Michal Gutelzon	Tamar Bachar	Sarit Shainboim
Yael (Neeman) Bar-Shai	Ronen Reingold	Dan Sharot	Nir Gal	Netanel Haim
Yaacov Sharvit	Haya Ehrman	Vladi Borodovsky	Adar Ortal	Yael Hauser
Eliot Sacks	Tal Dror Schwimmer	Itai Sarfaty	Ohad Elkeslassy	Itamar Gur
Baruch Katzman	Shai Kagan	Elad Shaul	Efrat Tzur	Yehuda Hommfor
David Zailer	Chagai Vered	Gal Schwartz	Dana Kashi	Doron Hindin
Neil Wilkof	Gilad Majerowicz	Ran Kedem	Nir Miller	Amit Laufer
Mark Phillips	Yuval Navot	Ra'anan Sagi	Dikla Nassi	Rotem Shay
Adam Eytan	Irit Roth	Na’ama Babish	Chen Dekel-Zilber	Talia Blazer
Orly Gerbi	Boaz Golan	Revital Katz	Jennifer Schear	Nimrod Praver
Moshe Hardi	Michal Caspi	Eran Wagner	Yotam Blaushild	Tomer Marsha
Gilad Wekselman	Shira Margalit -Elbaz	Orit Strauss	Liran Barak	Shani Gertzman
Yossi Ashkenazi	Efri Berkovich	Dana Gal-Altbauer	Chen Moyal	Nofar Asselman
Gil White	Yehoshua Gurtler	Ronen Hausirer	Eyal Shaltieli	Tal Zohar
Anthony Leibler	Shachar Porat	Michal Haberfeld	Alon Lederman	Noy Levinson
Eldad Chamam	Amir Peres	Hen Tirosh	Michal Pereg	Maayan Clara Padlon
Ilanit Landesman Yogev	Yair Geva	Racheli Pry-Reichman	Erez Nahum	Einat Steiner
Limor Hodir	Nir Dash	Gilad Neeman	Tomer Farkash	Tom Waltner
Ory Nacht	Itzhak Shragay	Ifat Pagis-Gelman	Maor Roth	Orly Erlich
Maya Racine Netser	Eran Lempert	Ayelet Regavim-Kahanov	Rosie M. Ron	Sigal Berger
Esther Sternbach	Tamara Tapoohi Waldman	Ariel Yosefi	Zara Gold	Eitan Ella
Roni Libster	Hanna Bilavsky	Asaf Nahum	Sahar Regev	Noa Gruman
Menachem Neeman	Saar Pauker	Tal Hamdi	Niva Dimor	Hila Dovev
Karen L. Elburg	Orit Hipsher	Yael Chervinsky Edan	Omer Yaniv	Amir Zeldner
Hanan Haviv	Moshe Yaacov	Gilad Shay	Nadav Yariv	Noa Leon
Liat Shaked-Katz	Daniel Lipman Lowbeer	Roi Hayun	Jenia Melkhior	Natan Rosenwasser
Ruth Dagan	Carmit Keanan	Coby Solomon	Karin Fried	Grigory Danovich
Asher Dovev	Moran Yemini	Maayan Hammer-Tzeelon	Tal Avigdory	Lior Sofer
Odelia Offer	Ofer Granot	Chen Luzzatto	Yehonatan Ohayon	Maya Rozenwax
Sharon Petel	Tal Even-Zahav	Keren Assaf	Lital Wolfovitz	Dana Comber
Moria Tam-Harshoshanim	Haim Machluf	Tseela Yurkevich	Mor Atias
Guy Katz	Ruth Bergwerk	Limor Lerner Shechter	Reut Alcalay
Daniel Reisner	Ron Ben-Menachem	Adina Shapiro	Menachem Danishefsky

*Founding Partner
8 November 2013
File No:	10887

BluePhoenix Solutions Ltd.
8 Maskit Street
Herzliya 46120
Israel

Ladies and Gentlemen:

We have acted as special Israeli counsel to BluePhoenix Solutions Ltd., an Israeli company (the “Company”), in connection with the Registration Statement No. 333-191394 on  Form F-1 under the Securities Act of 1933 and the pre-effective amendment  filed by the Company with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).  The Registration Statement relates to the sale of up to 2,142,459 ordinary shares of the Company, par value NIS 0.04 per share (“Ordinary Shares”) which consist of : (i) 625,000 Ordinary Shares to be issued to Prescott Group Aggressive Small Cap Master Fund, G.P.  and or its designated affiliates pursuant to a Securities Purchase Agreement dated as of November 7, 2013 (the "SPA"); and (ii) up to an additional 1,517,459 Ordinary Shares issuable upon exercise of certain adjustment and anti dilution rights as detailed in the SPA (the "Shares").

In so acting, we have examined such statutes, regulations, corporate records, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

Asia House, 4 Weizmann St., Tel-Aviv 6423904, Israel, Tel: (972)-3-692-2020, Fax: (972)-3-696-6464, e-mail: hfn@hfn.co.il                                                                        www.hfn.co.il

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.  We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.  We are members of the Bar of the State of Israel and, in rendering our opinion, we do not pass (expressly or by implication) on the laws of any jurisdiction other than the State of Israel. Our opinion relates only to Israeli laws.

Based upon the foregoing, we are of the opinion that the Shares registered for sale under the Registration Statement were duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement.

Very truly yours,

/s/ Herzog, Fox & Neeman
Herzog, Fox & Neeman